UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2011 deltathree, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-28063	13-4006766
(Commission File Number)	(IRS Employer Identification No.)

224 West 35th Street, New York, N.Y.	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:            (212) 500-4850

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 12, 2011, each of deltathree, Inc. (the “Company”), Delta Three Israel, Ltd. and DME Solutions, Inc. (collectively, the “Deltathree Entities”) entered into the Fourth Loan and Security Agreement (the “Fourth Loan Agreement”) with D4 Holdings, LLC (“D4 Holdings”), pursuant to which D4 Holdings will provide to the Deltathree Entities a line of credit in a principal amount of $300,000.  In connection with the Fourth Loan Agreement, on September 12, 2011, the Deltathree Entities issued a Promissory Note (the “Promissory Note”) in a principal amount of $300,000 to D4 Holdings.

Pursuant to the Fourth Loan Agreement and the Promissory Note,

•
D4 Holdings agrees to lend from time to time, as requested by any of the Deltathree Entities, up to an aggregate principal amount of $300,000, provided that D4 Holdings will not be required to make loan advances to the Deltathree Entities in an aggregate amount of more than $100,000 in any one-month period;

•	interest shall accrue on any loan advances at the rate of 12% per annum;

•	all outstanding principal and interest are required to be repaid on January 2, 2012;

•	the Deltathree Entities granted D4 Holdings a security interest in all assets of the Deltathree Entities;

•	the Deltathree Entities made customary representations, warranties and covenants to D4 Holdings;

•
any loan advance requires the satisfaction of the following conditions: the Deltathree Entities shall have prepared an operating budget covering the period from the date of the Fourth Loan Agreement through December 31, 2011, setting forth in reasonable detail all anticipated receipts and disbursements, and  any modification or change to the operating budget shall be subject to the written approval and agreement by D4 Holdings in its sole and absolute discretion; receipt by D4 Holdings of an executed notice of borrowing; the representations and warranties of the Deltathree Entities must be true in all material respects on the date of the notice of borrowing and the loan date; no event of default shall have occurred and be continuing or result from such loan advance; there shall not have occurred, in D4 Holdings’ sole discretion, any material adverse change; and the Deltathree Entities shall have demonstrated, to the satisfaction of D4 Holdings in its sole discretion, that the Deltathree Entities have used their cash reserves (including the proceeds of any loan advance) solely for the purposes set forth in the operating budget; and

•
upon the occurrence of an event of default (which includes any failure of the Deltathree Entities to timely pay any of the principal and/or any accrued interest or other amounts due under the existing loan agreements between D4 Holdings and the Deltathree Entities when the same becomes due and payable), (1) D4 Holdings may require repayment of all outstanding amounts under the Fourth Loan Agreement, terminate its commitment to make additional loans to the Deltathree Entities, and exercise its rights with respect to the security interest in all of the assets of the Deltathree Entities and (2) all outstanding amounts under the Fourth Loan Agreement will bear interest at the rate of 18% per annum.

The Company is majority-owned by D4 Holdings.  The ultimate ownership of D4 Holdings includes owners of ACN, Inc.  Each of Robert Stevanovski, Anthony Cassara and David Stevanovski, members of the Company’s Board of Directors, is a principal of D4 Holdings.  Colleen Jones, a member of the Company’s Board of Directors, serves as general counsel to D4 Holdings and is an officer of ACN.   As a result, each of these individuals and D4 Holdings may be deemed to have a direct or indirect interest in the transactions contemplated by the Fourth Loan Agreement and the Promissory Note.  In accordance with the Company’s Audit Committee Charter, the Fourth Loan Agreement and the Promissory Note and the transactions contemplated thereby were approved by the Audit Committee, which includes those directors who are not affiliated with D4 Holdings.

The foregoing description of the Fourth Loan Agreement and the Promissory Note does not purport to be a complete summary and is qualified in its entirety by reference to the full texts of the Fourth Loan Agreement and the Promissory Note, each of which is filed as an exhibit to this Report.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

4.1	Promissory Note, dated September 12, 2011, by deltathree, Inc., Delta Three Israel, Ltd. and DME Solutions, Inc. in favor of D4 Holdings, LLC in a principal amount of $300,000.

10.1	Fourth Loan and Security Agreement, dated as of September 12, 2011, by and among deltathree, Inc., Delta Three Israel, Ltd., DME Solutions, Inc. and D4 Holdings, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTATHREE, INC.

By:	/s/ Peter Friedman
Name:	Peter Friedman
Title:	General Counsel and Secretary
Dated: September 12, 2011

EXHIBIT INDEX

Exhibit No.	Description

4.1	Promissory Note, dated September 12, 2011, by deltathree, Inc., Delta Three Israel, Ltd. and DME Solutions, Inc. in favor of D4 Holdings, LLC in a principal amount of $300,000.

10.1	Fourth Loan and Security Agreement, dated as of September 12, 2011, by and among deltathree, Inc., Delta Three Israel, Ltd., DME Solutions, Inc. and D4 Holdings, LLC.